ARC Group Worldwide Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

DECEMBER 10, 2013

ARC GROUP WORLDWIDE, INC. ANNOUNCES NEW DIRECTOR TODD GRIMM

DELAND, FL -- December 10, 2013 -- ARC Group Worldwide, Inc. (NASDAQ: ARCW; the “Company” or “ARC”) announced today that Todd Grimm was appointed as an Independent Director to the Company’s Board of Directors. Mr. Grimm will also be a member of the Compensation and Audit Committee.

Todd Grimm has been active in the field of 3D printing since 1990 and is considered to be one of the top experts in the industry. Mr. Grimm is currently President of T. A. Grimm & Associates, Inc., where he consults leading companies on their 3D printing strategy. From 1990 to 2002, Todd held various positions in additive manufacturing service bureaus. He serves on the board of directors of the Additive Manufacturing Users Group (AMUG) and has recently been appointed as a founding board member of the 3D Printing Association. In 2012, Todd was named one of the “Top 20 Most Influential” by The TCT Magazine.

Mr. Grimm has published dozens of articles on rapid prototyping, including his book the “User's Guide to Rapid Prototyping”, and he regularly serves as the 3D printing industry expert on numerous panels. Mr. Grimm holds a Master Certificate in rapid prototyping & manufacturing. He also has a B.S. in Mechanical Engineering from Purdue University.

Chairman and CEO Jason Young said, “We are honored to have Todd join our board. As one of the leading experts in 3D printing with over 20 years of experience with additive manufacturing, we look forward to Todd’s guidance as we more aggressively pursue our 3D printing efforts.” Mr. Young further commented, “ARC has been utilizing 3D printing for several years now, and we have identified it as a major area of focus for our Company going forward, particularly in the areas of rapid prototyping and short production runs. Todd’s lengthy experience is very helpful as we build our in house capabilities of utilizing additive manufacturing in our production process and as a service to our customers.”

About ARC Group Worldwide, Inc.

ARC Group Worldwide is a diversified, global manufacturing company, as well as the unequivocal world leader in Metal Injection Molding (“MIM”). ARC was founded in 1987 and has a long history as a technology innovator in manufacturing. ARC has significant expertise in lean manufacturing and utilizes cutting edge technology including robotics, automation, and 3D printing. ARC’s mission is to bring innovation and technology to manufacturing. ARC’s core manufacturing businesses are in precision components, flanges, fittings, and wireless technology, through its operating subsidiaries, www.FloMet.com, www.AFTmim.com, www.Injectamax.com, www.TeknaSeal.com, www.GeneralFlange.com and www.ArcWireless.net. For more information about ARC Group Worldwide, please visit www.ArcGroupWorldwide.com.

IMPORTANT INFORMATION

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ending June 30, 2013.

CONTACT: Drew Kelley

PHONE: (386) 736-4890

Email: InvestorRelations@ArcGroupWorldwide.com